SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                March 25, 1996


                          Resort Income Investors, Inc.
             (Exact name of registrant as specified in its charter)


     Delaware                     1-10084                         36-3593298
(State of or other              (Commission                     (IRS Employer
jurisdiction of                 File Number)                    Identification
incorporation)                                                  Number)


150 South Wacker Drive, Suite 2900, Chicago, Illinois          60606
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:       (312) 683-3323



(Former name or former address, if changed since last report)




ITEM 5.     OTHER EVENTS.

      Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Resort Income Investors, Inc. (the "Company") dated October 24, 1988 (the "Prospectus").

      On March 25, 1996, the Company announced that it will not appeal the decision of the American Stock Exchange (the "AMEX") to remove its common stock from the AMEX and, therefore, is consenting to such removal. This action became necessary since the Company has decided to liquidate in an orderly fashion and no longer fully satisfies all the financial guidelines of the AMEX for continued listing. The AMEX has advised the Company that the last day for trading of the Company's common stock will be Friday, April 26, 1996.

      Subsequent to the delisting from the AMEX, management of the Company expects that a market for the Company's common stock will be established via the electronic bulletin board system of the over-the-counter market.

      The Company currently has 4,156,000 shares outstanding.



                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     RESORT INCOME INVESTORS, INC.
                                     (Registrant)



DATE:  March 25, 1996                  By:  /s/ John R. Young
                                     Name:  John R. Young
                                    Title:  Chairman of the Board of Directors,
                                            Chief Executive Officer, President
                                            and Chief Financial Officer